UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	20-0891589
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12800 Whitewater Drive Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value 7.50% Mandatory Convertible Preferred Shares	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates: 333-114300

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1.	Description of Registrant’s Securities to be Registered.

The section titled “Description of Mosaic Capital Stock Following the Transactions” included in the Registrant’s Registration Statement on Form S-4 (SEC File No. 333-114300), which Registration Statement was initially filed with the Securities and Exchange Commission on April 8, 2004, including any amendments thereto, is incorporated herein by reference.

Item 2.	Exhibits.

Number	Description

3.1	Restated Certificate of Incorporation of the Registrant.

3.2	Certificate of Designations of 7.50% Mandatory Convertible Preferred Shares of the Registrant.

3.3	Amended and Restated Bylaws of the Registrant.

10.1	Investor Rights Agreement, dated as of January 26, 2004 and amended October 22, 2004, by and between Cargill, Incorporated and the Registrant.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE MOSAIC COMPANY
Date: October 22, 2004

	By	/s/ Fredric W. Corrigan
Fredric W. Corrigan
Chief Executive Officer and President

EXHIBIT INDEX

Number	Description

3.1	Restated Certificate of Incorporation of the Registrant.

3.2	Certificate of Designations of 7.50% Mandatory Convertible Preferred Shares of the Registrant.

3.3	Amended and Restated Bylaws of the Registrant.

10.1	Investor Rights Agreement, dated as of January 26, 2004 and amended October 22, 2004, by and between Cargill, Incorporated and the Registrant.